                                                                    Exhibit 10.2


                                TRIPLE NET LEASE

                                     between
                        Tarigo-Paul Limited Partnership,
                        a California limited partnership,
                                       as
                                     Lessor

                                       and

                              General Magic, Inc.,
                             a Delaware corporation,
                                       as
                                     Lessee

                                    Premises:
                           59,293 Rentable Square Feet
                                       at
                               420 N. Mary Avenue
                                  Sunnyvale, CA


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

                             BASIC LEASE PROVISIONS

        THIS LEASE ("LEASE") is made and entered into as of the date shown below in Section 1.01 by and between Tarigo-Paul Limited Partnership, a California limited partnership ("LESSOR"), and General Magic, Inc., a Delaware corporation ("LESSEE").

        For and in consideration of the rents reserved hereunder and the terms and conditions hereof, the Lessor hereby rents, demises and leases to Lessee, and Lessee takes and leases from Lessor, the following Premises all upon the following terms and conditions:

        1.01 DATE OF LEASE (ARTICLE I): For reference purposes, January 3, 2002

        1.02 LESSOR (ARTICLE I): Tarigo-Paul Limited Partnership, a California limited partnership

        1.03 LESSEE (ARTICLE I): General Magic, Inc., a Delaware corporation

        1.04 PREMISES (SECTION 2.02): The entire Third Floor, one-half of the
                                      First Floor and two mechanical rooms on
                                      the Second Floor, as depicted on Exhibit
                                      "A" attached hereto

        1.05 BUILDING: 420 N. Mary Avenue, Sunnyvale, California

        1.06 RENTABLE AREA OF PREMISES (SECTION 2.02): An agreed 59,293 rentable square feet

        1.07 RENTABLE AREA OF BUILDING (SECTION 2.02): An agreed 116,586 rentable square feet

        1.08 PROJECT (SECTION 2.01): 410-420-430 N. Mary Avenue, Sunnyvale, California

        1.09 LESSEE'S PROPORTIONATE SHARE (SECTION 8.02):  50.9% of the rentable area of the Building
                                                           17.0% of the rentable
                                                           are of the Project

        1.10 LEASE TERM (SECTION 3.01): Four (4) years

        1.11 COMMENCEMENT DATE OF LEASE TERM (SECTION 3.01): The Lease Term Commencement Date is July 1, 2002.

        1.11.1 RENT COMMENCEMENT DATE (SECTION 4.01): The Rent Commencement Date shall be July 1, 2002.

        1.12 EXPIRATION DATE OF LEASE TERM (SECTION 3.01): June 30, 2006

        1.13 OPTION TO EXTEND: One option to extend Lease Term for twenty-four
(24) months beginning July 1, 2006 and expiring, if not sooner terminated, on June 30, 2008.

        1.14 INITIAL BASE RENT (SECTION 4.01): $124,515.30 per month ($2.10 per square foot NNN), adjusted annually as described below and on Exhibit C - Schedule of Base Rent.


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

        1.15 FIRST ADJUSTMENT DATE (SECTION 4.03): On this date, the Base Rent shall be increased to one hundred three percent (103%) of the Base Rent in effect immediately preceding the adjustment.

        1.16 SUBSEQUENT ADJUSTMENT DATES (SECTION 4.03): Annually, on each anniversary date of the First Adjustment Date, the Base Rent shall be increased to one hundred three percent (103%) of the Base Rent in effect immediately preceding the adjustment.

        1.17 USE (SECTION 6.01): General office, Research and Development and network operation center.

        1.18 SECURITY DEPOSIT (ARTICLE V): An amount equal to the sum of two month's Initial Base Rent payable as follows: On July 1, 2002, Lessee shall increase the existing Security Deposit of $78,037.20 by $46,478.10 to an amount equal to one month's Initial Base Rent ($124,515.30). Beginning on August 1, 2002, and on the first day of each of the next five months, Lessee shall increase the Security Deposit by an amount equal to 1/6th of one month's Initial Base Rent ($20,752.55) so that by the first day of the seventh month of the Lease Term, the Security Deposit shall equal two months' Initial Base Rent ($249,030.60).

        1.19 PREPAID RENT: [NOT APPLICABLE].

        1.20 GUARANTOR (SECTION 21.17): [NOT APPLICABLE]

        1.21 LANDLORD'S NOTICE ADDRESS
             (SECTION 21.06):                    Tarigo-Paul Limited Partnership
                                                 c/o Jay Paul Company
                                                 Attn: Asset Manager
                                                 350 California Street
                                                 Suite 1905
                                                 San Francisco, CA 94104-1432

             WITH COPY TO:                       Thomas G. Perkins, Esq.
                                                 99 Almaden Blvd., 8th Floor
                                                 San Jose, CA  95113

        1.22 LESSEE'S NOTICE ADDRESS
             (SECTION 21.06):                    General Magic, Inc.
                                                 VP of Finance & CFO
                                                 420 N. Mary Avenue
                                                 Sunnyvale, CA  94088

             WITH COPY TO:                       General Magic, Inc.
                                                 Legal Department
                                                 420 N. Mary Avenue
                                                 Sunnyvale, CA  94088


        1.23 BROKERS (SECTION 21.25): [NOT APPLICABLE] No brokers, agents or finders involved.



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


                              420 NORTH MARY AVENUE

                                TRIPLE NET LEASE

                                    ARTICLE I

                                     PARTIES

        Section 1.01. Parties. This Lease is made by and between Tarigo-Paul Limited Partnership, a California limited partnership ("LESSOR"), and General Magic, Inc., a Delaware corporation ("LESSEE").

                                   ARTICLE II

                         PROJECT; PREMISES; COMMON AREAS

        Section 2.01. Building; Project. This Lease pertains to space located in the Building (the "BUILDING") situated on the real property located in the City of Sunnyvale, County of Santa Clara, State of California, commonly known as 420
N. Mary Avenue, Sunnyvale, California, more particularly described in the site plan marked Exhibit "A" which is attached hereto and incorporated herein. Said real property, including the land, the Building, and the two other buildings known as 410 and 430 N. Mary Avenue as well as all other improvements thereon, is called "the PROJECT."

        Section 2.02. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the Lease Term, at the rental, and upon all of the conditions set forth herein, that certain space identified in the Basic Lease Provisions, located in the Building. The space leased hereunder is called "the PREMISES," the approximate configuration and location of the Premises is outlined on the site plan attached. Lessor and Lessee irrevocably agree that the Rentable Area of the Premises, Building and Project specified in the Basic Lease Provisions shall be final and binding on the parties notwithstanding that the actual Rentable Area as constructed may differ, provided that if the Rentable Area of the Building or the Rentable Area of the Project is reduced or increased or if one or more additional building(s) is added to the Project the Rentable Area of the Building or the Project, as applicable, shall be revised by Lessor to reflect such change and the parties shall execute an amendment to this Lease to confirm such charge as well as any consequent charge of Lessee's proportionate share.

        Section 2.03. Common Area. As used in this Lease, the "COMMON AREA" or "COMMON AREAS" shall include all areas and improvements within the exterior boundaries of the Project which are now or hereafter held by Lessor for use by itself, its authorized licensees or invitees, or which are provided by Lessor for the common use of Lessee and other tenants and their respective employees and invitees, or by persons otherwise entitled to occupy space in the Project, including, without limitation, streets, driveways, truckways, covered walkways, all canopies (both decorative and those which extend


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

from exterior walls or the roof), parking lots, delivery passages, loading docks, sidewalks, ramps, landscaped and planted areas, exterior stairways, bus stops, retaining walls, as well as interior space consisting of elevators, lobbies, restrooms, corridors and hallways not located within the Premises or any tenant and janitor's closets, mechanical and telephone rooms not leased to any tenant. Lessor may make changes at any time and from time to time in the size, shape, location, number and extent of the Common Area and no such change shall constitute an eviction, constructive or otherwise, or entitle Lessee to any abatement of rent or otherwise affect Lessee's obligations under this Lease. Lessor reserves the right to install kiosks, parking structures or other free standing structures within the outside Common Area, and to erect or mount antennas, satellites, or other transmission or communication devices on the roof of the Building, and to install piping, conduit, wiring and the like above the dropped ceiling and within the walls of the Premises, without abatement of rent and without affecting Lessee's obligations under this Lease. Notwithstanding the foregoing, Lessor agrees not to change the Common Area so as to materially and unreasonably interfere with Lessee's use of the Premises.

        Section 2.04 Parking. Lessor shall provide Lessee with parking spaces within the Common Area in the ratio to space within the Building as required by law, which is three (3) spaces per one thousand (1,000) square feet of interior space within the Building or, if greater, Lessee's Proportionate Share of parking at the Project, as the same shall exist from time to time. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment or as part of a transportation demand management plan "TDM," Lessee agrees to participate in such validation or assessment program or TDM under such reasonable rules and regulations as are from time to time established by Lessor.

                                   ARTICLE III

                                   LEASE TERM

        Section 3.01. Lease Term. The term of this Lease (the "LEASE TERM") shall commence on the Commencement Date (the "COMMENCEMENT DATE") as set forth in the Basic Lease Provisions and, unless sooner terminated, shall expire on the Expiration Date (the "EXPIRATION DATE") as set forth in the Basic Lease Provisions.

        Section 3.02. Option to Extend Term.

                      (a) Exercise. Lessee is given one (1) option to extend the Lease Term ("Option to Extend") for a two (2) year period ("Extended Term") beginning on the date immediately following the date on which the initial Lease Term would otherwise expire, which option may be exercised only by written notice ("Option Notice") from Lessee to Lessor given not less than six (6) months prior to the end of the initial Lease Term ("Option Exercise Date"); provided, however, if Lessee is in material default under this Lease (beyond the expiration of any applicable notice and cure period) on the Option Exercise Date or on any day thereafter on or before the last day of the initial Lease Term, the Option Notice shall be totally ineffective, and this Lease shall expire on the last day of the initial Lease Term, if not sooner


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terminated. The right of Lessee to exercise an Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Lessee pursuant to the provisions of this Lease.

                      (b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during each Option Term shall be equal to one hundred percent (100%) of Fair Market Rent (defined below), as determined under subparagraph (c) below. "Fair Market Rent" shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term) for comparable space in similar buildings in the vicinity, i.e., of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Building and Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but in no event less than the monthly Base Rent prevailing during the last year of the initial Lease Term or Extended Term, as applicable. Subleased space or space which is leased pursuant to right of first refusal or options at a stipulated rent below one hundred (100%) percent of Fair Market Value or which is subject to expansion rights of another tenant shall not be "comparable space" and shall not be considered.

                      (c) Determination of Fair Market Rent.

                          (i) Negotiation. If Lessee so exercises its Option to
Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the "Negotiation Period"). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

                          (ii) Arbitration. In the event that the parties are
unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property, of similar quality and use as the Premises, in Santa Clara County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser's good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers'


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

determinations most closely reflects Fair Market Rent as defined above. The determination most closely reflecting the third appraiser's determination shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers' submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The Base Rent for the Extended Term shall be the determination so selected. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred five percent (105%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term (in lieu of "holdover rent" payable under Section 20.02). Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

                                   ARTICLE IV

                             RENT: SPECIAL NET LEASE

        Section 4.01. Base Rent. Beginning on the Rent Commencement Date set forth in the Basic Lease Provisions, Lessee shall pay to Lessor as Base Rent for the Premises in advance, on the first day of each calendar month of the Lease Term, the Base Rent amount set forth in the Basic Lease Provisions, subject to the adjustments set forth in the Basic Lease Provisions (as further described in Section 4.03, below). Base Rent for any period during the Lease Term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Base Rent and Additional Rent shall be paid in lawful money of the United States without offset, deduction, prior notice, or demand to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

        Section 4.02. Absolute Triple Net Lease; Additional Rent. This Lease is what is commonly called a "NET, NET, NET LEASE," it being understood that the Lessor shall receive the Base Rent set forth in Section 4.01 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature. In addition to the Base Rent reserved by Section 4.01, Lessee shall pay its proportionate share of all insurance premiums, taxes, assessments, operating charges, maintenance charges, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease for the Building and the entire Project, excluding management fees, and shall pay its related Proportionate Share thereof, during the Lease Term hereof. All of such charges, costs and expenses, and all damages, costs, and expenses which Lessor may incur by reason of any default of Lessee, shall be deemed to be and constitute Additional Rent, and upon the failure of Lessee to pay any Additional Rent, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided in Sections 10.03, 15.01 and 15.03. Any present or future law to the contrary shall not alter this agreement of the parties. Notwithstanding the foregoing, there shall be excluded from Additional Rent the following:

        (i) The cost of damage and repairs to the extent necessitated by the negligence or willful misconduct of Lessor or of Lessor's agents, employees, contractors or invitees;

        (ii) Any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building or the Project, or the soils or ground water underlying the Building or the Project, by hazardous materials or toxic substances, except to the extent such contamination results from the activities of Lessee or its agents, employees, contractors, invitees or visitors;

        (iii) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project or any portion thereof;


        (iv) Costs of any items (including, but not limited to, costs incurred by Lessor for the repair of damage to the Project or for items which are reimbursable under any contractor, manufacturer or supplier warranty), to the extent Lessor has received reimbursement for such costs;

        (v) Overhead costs and profit increment paid to subsidiaries or affiliates of Lessor for services on or for the Building or the Project, to the extent only that the cost of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

        (vi) Legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or the Project or with the enforcement of Lessor's title to or interest in the Building or the Project or any part thereof, provided, that nothing herein is meant to alter Lessee's obligations under Section 13.04;

        (vii) Executive salaries or salaries of service personnel to the extent that such executives or service personnel perform services other than in connection with the operation, repair or maintenance of the Building or the Project;

        (viii) Costs to repair what Lessee proves were latent defects in the original construction of the Building;


        (ix) Capital expenditures for new (as opposed to replacement) improvements at the Project, e.g., parking garage would be a new improvement;


        (x) Lessor's general corporate overhead and general and administrative expenses not related to the Building or Project;


        (xi) Wages or any other compensation for any management employee not working on-site full-time;


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

        (xii)   Wages or any other compensation for management of the Building;


        (xiii)  Any leasing or legal costs associated with other tenants;


        (xiv)   Costs for which Lessor has received reimbursement from insurers;


        (xv)    Interest or any other charges due on debt;


        (xvi)   Mortgage payments;


        (xvii)  Ground lease payments;


        (xviii) Promotional or advertising costs; and


        (xix) Taxes or assessments on land or improvements other than the Project.


        Section 4.03. Adjustment of Base Rent. Beginning on the first day of the 13th full calendar month and on each anniversary date thereafter during the Lease Term ("ADJUSTMENT DATE"), Base Rent shall increase automatically and without notice as provided for in the Basic Lease Provisions. Lessee thereafter shall pay the monthly installments of Base Rent due under this Lease at the increased rate until the next Adjustment Date.

                                    ARTICLE V

                                SECURITY DEPOSIT

        Section 5.01. Security Deposit. Lessee shall deposit with Lessor, upon execution of this Lease, the Security Deposit set forth in the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to timely pay rent or other amounts due hereunder, or otherwise fails to timely observe or perform any provision of this Lease on Lessee's part to be observed or performed after any applicable cure period set forth in Section 14, below (or immediately if Lessor is legally prevented from giving a default notice by court order, including, without limitation, the automatic stay in a bankruptcy proceeding, without regard to any such notice or cure period), Lessor may, without waiving or releasing Lessee from any obligation under this Lease, and without waiving Lessor's right to treat such failure as a default hereof or any other right or remedy with respect thereto, use, apply, or retain all or any portion of said Security Deposit for the payment of any such rent or other amount or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's failure to timely observe or perform any such provision of this Lease, or to so compensate Lessor for any loss or damage which Lessor may suffer thereby, including, without limitation, damages described in California Civil Code Section 1951.2 and including any attorneys' fees Lessor incurs in connection with drawing on the letter of credit. If Lessor so uses or applies all or any portion of said Security Deposit, Lessee shall within five (5) business days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said Security Deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. The Security Deposit shall be returned to Lessee (or, at Lessee's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the Lease Term, less any amount Lessor is allowed to retain pursuant to this Section 5.01.

        Section 5.02. No Trust Created. No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit, and Lessor may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. No interest shall be paid or payable with respect to the Security Deposit. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer or credit said Security Deposit to Lessor's successor in interest, whereupon Lessee agrees that Lessor shall be released automatically from all liability for the return of the Security Deposit or any accounting therefore.

                                   ARTICLE VI

                                       USE

        Section 6.01. Use. The Premises shall be used and occupied only for the use stated in the Basic Lease Provisions and for no other use, in compliance with the Rules and Regulations attached hereto as Exhibit "B" and incorporated herein, and in compliance with such additional reasonable rules and regulations that may be imposed by Lessor from time to time on the Premises, Building or the Project and which Lessee has received at least ten (10) days prior notice of such new rule and regulation. Lessee shall not use nor permit the use of the Premises, Building or Project in any manner that will create or tend to create waste or a nuisance or disturb or tend to disturb any other tenants or occupants of the Building or Project or injure or tend to injure the reputation, marketability or value of the Premises, Building or Project.

        Section 6.02. Compliance with Law.

       (a) Lessee shall, at Lessee's sole cost and expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, covenants, and restrictions of record in effect during the Lease Term or any part of the Lease Term hereof, concerning the Premises or the use by Lessee of the Premises, including, without limitation, the obligation to alter or maintain the Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Premises during the Lease Term, whether the cost or expense is foreseeable or not or substantial or unsubstantial. Lessee at its expense shall take all steps required to cause the Premises to be kept, maintained, used, and occupied in compliance with the Americans With Disabilities Act, as such Act may be amended from time to time. Lessee shall not place any loads upon the floors, walls, or ceilings in excess of the maximum designed load determined by the Lessor or which may endanger the structure of the Premises or the Building.

       (b) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance, with the applicable zoning and permit laws, hazardous waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 6.01, above.


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

       (c) Notwithstanding anything to the contrary in this Section 6.02 Lessee's obligations under this Section 6.02 shall not include (i) making any alterations to the Premises which are legally required to be made under a law not affecting the Premises prior to the Commencement Date except to the extent such alterations are required due to Lessee's particular use of the Premises or alterations to the Premises made by or on behalf of Lessee or (ii) any remediation of Hazardous Materials, except to the extent that the need for same arises from an act or omission of Lessee, its employees, agents, contractors, invitees or visitors.

        Section 6.03. Rules and Regulations. Lessee shall at all times comply with the Rules and Regulations attached hereto as Exhibit "B" and incorporated herein, and comply with such amendments, modifications, and additions thereto that may reasonably be imposed by Lessor from time to time on the Premises, Building or Project and which Lessee has received at least ten (10) days prior notice of such new rules and regulations. Such Rules and Regulations may include, but are not limited to, provisions governing the management, safety, care and cleanliness of the Premises, Building or Project, and the parking of vehicles and the preservation of good order in the Project, for the convenience of other occupants and tenants of the Project. The violation of any such Rules and Regulations shall be deemed a material breach of this Lease if Lessee fails to cure such breach within the cure period provided in Section 14.01, below. Lessor shall not be liable to Lessee for the failure of any other tenant, lessee, occupant, invitee or visitor to comply with such Rules and Regulations.

        Section 6.04. Condition of Premises.

        (a) Lessee is now, has been and will be on the Commencement Date in possession of the Premises, and Lessee warrants to Lessor that the Premises are and shall be in good condition on the Commencement Date, and all Alterations by Lessee were built substantially in accordance with approved plans therefor, in a workmanlike manner, and that the Premises on the Commencement Date will be in conformance with all requirements of statutes, ordinances, laws, building codes, regulations, rules, CC&Rs, insurance underwriting and the Americans with Disability Act which are applicable to the Premises on the Commencement Date. In the event that it is determined that any of these warranties has been violated, then it shall be the obligation of Lessee, after delivery of written notice from Lessor setting forth with specificity the nature of the violation, to promptly, at Lessee's sole cost, rectify such violation.

       (b) Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all zoning, municipal, county, state, and other applicable laws governing and regulating the use of the Premises, and any covenants or restrictions of record, and hereby accepts this Lease subject thereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty at all as to the present or future suitability of the Premises for the conduct of Lessee's business nor any representation or warranty as to any other aspect of the Premises or Project.

       (c) Lessee hereby confirms that it has examined and inspected the Premises, and accepts them in their "AS IS" condition. Lessor makes no warranty of any kind concerning the Premises, the Building or Project of which they are a part, including any warranty concerning latent defects, any warranty of fitness for use and any other express or implied warranty (including any warranty of merchantability).

       (d) Notwithstanding anything to the contrary in this Section 6.04 Lessee's obligations under this Section 6.04 shall not include (i) making any alterations to the Premises which are legally required to be made under a law not affecting the Premises prior to the Commencement Date except to the extent such alterations are required due to Lessee's particular use of the Premises or alterations to the Premises made by or on behalf of Lessee or (ii) any remediation of Hazardous Materials, except to the extent that the need for same arises from an act or omission of Lessee, its employees, agents, contractors, invitees or visitors.

                                   ARTICLE VII

                          HAZARDOUS OR TOXIC MATERIALS

        Section 7.01. Covenants and Indemnities. Lessee shall not itself, nor allow or permit any agent, contractor, or other person or entity acting on its behalf or any vendor, guest, invitee or visitor of Lessee to, bring, allow, use, or permit upon the Premises, Building or Project, or generate or create at or emit or dispose from the Premises, Building or Project, any toxic or hazardous materials or waste other than in small quantities customarily used in its respective businesses conducted at the Project ("TOXIC MATERIALS"). Lessee shall comply, at its sole cost, with all laws pertaining to such Toxic Materials. Lessee shall indemnify and hold Lessor harmless from any claims, liabilities, costs, or expenses incurred or suffered by Lessor arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of Toxic Materials by Lessee or any agent, or other person or entity acting on its behalf or any vendor, guest, invitee or visitor of Lessee. Said indemnification and hold harmless obligations include, without limitation, all of the following:
(i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other action, legal or equitable, brought by any private or public person under common law or any Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and
(iii) all costs of defending such claims. All hold harmless and indemnity obligations hereunder shall survive the expiration or termination of this Lease.

        Section 7.02. Definition. As used in this Lease, "TOXIC MATERIALS" includes, without limitation, any toxic or hazardous gaseous, liquid, or solid materials or waste, or any material or substance having characteristics of ignitability, corrosivity, reactivity, inflammability, or extraction procedure toxicity, or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or in CERCLA or RCRA (42 U.S.C. '9601 et seq. and '6901 et seq., respectively) or which are identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, as the same may be amended from time to time.

                                  ARTICLE VIII

               MAINTENANCE, REPAIRS AND ALTERATIONS; PARKING FEES

        Section 8.01. Maintenance - Premises. Throughout the Lease Term, Lessee agrees to keep and maintain all improvements and appurtenances in or serving only the Premises, including all sewer connections, plumbing, electrical, lighting, heating and cooling systems located within the Premises, appliances, fixtures, wiring, and glass, in the same good order, condition and repair as they are in on the Commencement Date, or may be put in during the Lease Term, reasonable use and wear excepted. Lessee hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights Lessee may have under Sections 1941 and 1942 of the California Civil Code. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Lessee further agrees to keep the interior of the Premises, such as the windows, floors, walls, ceilings, doors, showcases and fixtures, and all of Lessee's personal property therein, clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If Lessee refuses or neglects to commence such repairs and/or maintenance required under this Lease, or Lessee does not diligently prosecute the same to completion within five (5) days after written notice thereof, then Lessor may enter the Premises and cause such repairs and/or maintenance to be made. Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs, together with accrued interest from the date of payment at the prime rate plus two percent (2%), with the prime rate being the prime commercial lending rate then in effect at Bank of America. Notwithstanding anything to the contrary above, if Lessee fails to perform any of its obligations under this Section 8.01, Lessor may elect to enter into a maintenance contract with a third party for the provision of all or a part of Lessee's maintenance obligations provided that such third party is a first class contractor and the contract is at market rates. Upon such election, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by the maintenance contract, and Lessee shall bear its proportionate share of the costs of such maintenance contract which shall be paid in advance on a monthly basis with Lessee's rent payments.

        Section 8.02. Maintenance - Building and Common Areas.


        (a) Lessor shall be responsible for maintaining in good order, condition, and repair, the foundations, exterior walls (excluding the interior surface of exterior walls), outside windows, plate glass and doors (other than plate glass and doors located within a tenant's premises), outside downspouts and gutters, roof, roof membrane and, to the extent installed by Lessor, plumbing, HVAC, and electrical and lighting facilities and equipment and telecommunication cabling, wiring and risers servicing the Building and/or the Common Areas; provided, however, that Lessee shall pay the cost of any repairs occasioned by any act or omission of Lessee or of Lessee's agents, contractors, visitors, or invitees. Lessee shall have the obligation to notify Lessor, in writing, of any repairs or maintenance to the Common Areas which may be required, and Lessor shall have a reasonable time to make such repairs.

        (b) Lessee shall pay to Lessor, as Additional Rent, in the manner and at the time provided below, Lessee's Proportionate Share, of all costs and expenses incurred by Lessor in the operation, maintenance and repair of the Building and the Common Areas of the Building and Project during the Lease Term, subject to the exclusions provided in Section 4.02. Such costs and expenses shall include, without limiting the generality of the foregoing, all maintenance, pest control, security (if provided), gardening, landscaping, cost of public liability, property damage, vandalism and malicious mischief, earthquake, and other insurance deemed necessary by Lessor, real property taxes, property management costs and Lessee's Proportionate Share of Common Area expenses, advertising, painting, lighting, cleaning, trash removal, depreciation of equipment, fire protection, and similar items.

        (c) To the extent any replacement is deemed a capital expenditure under generally accepted accounting principals as applied in good faith by Lessor's accountant, the portions of such capital expenditure, together with interest thereon at the Agreed Rate, for any single replacement item at the Building in excess of Ten Thousand Dollars ($10,000) or at the Project Common Areas in excess of Fifty Thousand Dollars ($50,000.00) shall be amortized over the remaining Lease Term for the useful life of such replacement item within the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the "useful life" of the improvements. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent. Lessor shall utilize accounting practices commonly utilized in the commercial real estate industry in determining useful life.

        Section 8.03. Impounds.

        (a) Lessee shall pay to Lessor, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly Base Rent, as estimated by Lessor, for all common area expenses and other applicable costs, other than rent, which are payable by Lessee under the terms of this Lease. Lessor shall furnish to Lessee a written estimate of the monthly (or yearly) expenses payable hereunder, which may be adjusted by Lessor as necessary from time to time, which shall form the basis for the monthly impound. Within ninety (90) days after the end of each lease year (or calendar year, at the option of Lessor), Lessor shall furnish to Lessee a statement showing the actual expenses incurred during such period, and the parties shall, within thirty (30) days after the date of such statement, make any payment necessary to adjust the estimated payments made by Lessee to Lessee's actual proportionate share of such expenses for such period. All moneys paid to Lessor under this Article may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor hereunder may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of such expenses.

        (b) In the sole discretion of Lessor, in lieu of impounding, Lessor may choose from time to time, to bill Lessee monthly for Lessee's Proportionate Share of the expenses payable hereunder, which Proportionate Share may be based upon the previous month's actual costs and expenses. Lessee shall pay such proportionate share within fifteen (15) days of receipt of said billing statement from Lessor.

        (c) Nothing herein shall be read to permit Lessor to bill for the same cost or expense twice, i.e., it cannot be billed under both (a) and (b) above or to require Lessee to pay any actuals for a prior month and estimates for the current month in the conversion month.

        Section 8.04. Alterations and Additions. No alterations, changes, improvements or additions shall be made to the Premises ("ALTERATIONS") by Lessee without the prior written consent of Lessor, which Lessor will either grant or withhold, in its reasonable discretion, by reply given within fourteen
(14) days after receipt of request therefor, provided, that, if Lessor fails to give consent within said fourteen (14) days, consent shall be deemed to have been withheld, provided that Lessee shall be permitted to make Alterations which do not collectively require the expenditure of more than $50,000 in any twelve
(12) month period without Lessor's consent (but otherwise subject to all provisions of this Section 8.04) if such Alterations do not affect the Building structural components or systems or affect the exterior appearance of the Premises, Building or Project. As a condition to any such consent, Lessee agrees to remove any such Alterations at the expiration of the Lease Term and to restore the Premises to their prior condition at Lessor's election to be given at any time on or before thirty (30) days prior to the Expiration Date or within the thirty (30) days after any date of sooner termination provided that Lessee may request, as part of its request for consent that Lessor elects whether it will require removal of the Alteration(s) under construction and Lessor will notify Lessee of such election in the grant of consent if granted. As a further condition to giving such consent to any Alteration which itself, or in conjunction with related Alterations, exceeds Fifty Thousand Dollars ($50,000) in cost, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, with a lien and completion bond in an amount equal to one and one-half (1/2) times the estimated cost of such Alterations, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. All Alterations to be made to the Premises shall be under the supervision of a competent California licensed architect or competent California licensed structural engineer and made in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work. Lessee agrees to advise Lessor in writing, and at least ten (10) days in advance, of the date upon which any Alterations will commence in order to permit Lessor to post a notice of non-responsibility. All Alterations shall be constructed in good and workmanlike manner in accordance with all ordinances and laws relating thereto. Any Alterations to or on the Premises shall be deemed the property and responsibility of Lessee during the Lease Term, but remain for the benefit of and become the property of Lessor as of the end of the Lease Term, unless Lessor requires the removal by giving Lessee written notice specified above. As a further condition to such consent, and whether or not consent is given, Lessee shall reimburse Lessor upon demand for any reasonable architectural, engineering, attorney or other professional or consultant fee incurred by Lessor in connection with consideration of Lessee's request for consent.

        Section 8.05. This section has been intentionally deleted.

        Section 8.06. This section has been intentionally deleted.

        Section 8.07. Plumbing. Lessee shall not use the plumbing facilities for any purpose other than that for which they were constructed. The expense of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Lessee, its agents, employees, invitees or trespassers of foreign substances into the plumbing facilities shall be borne by Lessee and paid to Lessor within five (5) days after demand.

  Section 8.08. Tenant Improvements and Lessor's Work. No Tenant Improvements to the Premises are to be provided by Lessor. Within six (6) months after the execution of this Lease by Lessee, Lessor shall install an elevator cab in the Building's existing unused elevator shaft at its sole cost and expense.

                                   ARTICLE IX

                                    INSURANCE

        Section 9.01. Property/Rental Insurance - Premises. During the Lease Term of this Lease, Lessor shall keep the Premises, Building or Project insured against loss or damage by fire and those risks normally included in the Lease Term "all risk" including (a) flood coverage, (b) earthquake coverage at the election of Lessor, (c) coverage for loss of rents, both Base Rent and Additional Rent, for an eighteen (18) month period, and (d) boiler and machinery coverage if the Lessor deems such coverage necessary. Any deductibles shall be paid by Lessee provided that to the extent any deductible is in excess of $10,000.00, the excess shall be treated as a capital expenditure pursuant to
Section 8.02(c). The amount of such insurance shall be not less than one hundred percent (100%) of the replacement value of the Premises, Building or Project. Any recovery received from said insurance policy shall be paid to Lessor or to any lender with whom Lessor has a right to same. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor its Proportionate Share of the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article VIII. Lessor has disclosed to Lessee's satisfaction the type of insurance policies currently carried by Lessor and described above, as well as the associated premiums and deductibles thereof.

        Section 9.02. Property Insurance - Fixtures and Inventory. During the Lease Term, Lessee shall, at its sole expense, maintain insurance with "all risk" coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment, or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Lessor shall not have any responsibility nor pay any costs for maintaining any types of such insurance. Any deductibles shall be paid by Lessee.

        Section 9.03. Lessor's Liability Insurance. During the Lease Term, Lessor shall maintain a policy or policies of comprehensive general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Premises, Building or Project (including the Common Areas of the Building and Project), with combined single limit coverage in an amount to be determined by Lessor in its sole discretion, provided that, if ownership of the Building should change during the Lease Term, Lessee's Proportionate Share of such premiums shall not be increased by any premium increase to the extent it results from the Building no longer being insured under a blanket policy. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor its Proportionate Share of the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article VIII.

        Section 9.04. Lessee's Liability Insurance. During the Lease Term, Lessee shall, at its sole expense, maintain for the mutual benefit of Lessor and Lessee, comprehensive general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than Two Million Dollars ($2,000,000). The limits of such insurance shall not limit the liability of Lessee. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty

(30) days prior to the expiration date of any policy, certificates indicating that the liability insurance required by Lessee above is in full force and effect; that Lessor has been named as an additional insured; and that all such policies will not be canceled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor and with policies in form satisfactory to Lessor, provided however, that such approval shall not be unreasonably withheld. Said policies shall provide that Lessor, although an additional insured, may recover for any loss suffered by Lessor by reason of Lessee's negligence and shall include a broad form liability endorsement.

        Section 9.05. Waiver of Subrogation. Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense, or injury to the Premises, Building or Project, or to the furnishings and fixtures and equipment, or inventory or other property of either Lessor or Lessee in, or about or upon the Premises, Building or Project, which is caused by or results from perils, events or happenings which are the subject of the casualty insurance carried by the respective parties and in force at the time of any such loss to the extent of proceeds received; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

        Section 9.06. Indemnification. Except in the case of Lessor's own negligence or intentional misconduct, Lessee agrees to defend, indemnify, and hold harmless Lessor from and against any and all claims, actions, damages, losses, liability and expense arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Lessee of the Premises or the Project or any part hereof, or caused wholly or in part by acts or omissions of Lessee, its agents, contractors, employees, servants, licensees, or concessionaires or by anyone permitted to be on the Premises or the Project by Lessee. In case Lessor shall be made a party to any litigation commenced by or against Lessee other than an action brought by Lessee against Lessor under this Lease or an action based on Lessor's negligence or intentional misconduct, then Lessee shall defend (with counsel reasonably acceptable to Lessor), protect and hold Lessor harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Lessor in connection with such litigation. This provision shall survive the expiration or earlier termination of this Lease.

        Section 9.07. Lessor's Disclaimer.


        (a) Lessor shall not be liable to Lessee and Lessee hereby waives any claim for any loss, injury or other damage to any person or property (including Lessee or Lessee's property), in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Premises and any active or passive negligence of Lessor or its employees, agents or contractors), provided, that this disclaimer and waiver shall not apply to any gross or negligent or willful misconduct of Lessor. Lessee hereby waives all such claims against Lessor for such loss, injury or damage and the cost and expense of defending against claims relating to same.

        (b) In no event shall Lessor be liable to Lessee for any punitive or consequential damages or damages for loss of business by Lessee.

        Section 9.08. Plate Glass Replacement. If any plate glass or other glass in a door or wall of the Premises (other than interior doors or walls) is damaged or broken by any cause other than Lessor's negligence or intentional misconduct, then Lessor shall replace the same and Lessee shall reimburse Lessor an amount equal to Lessor's cost of replacement within ten (10) days after Lessor's demand for same, provided that such amount shall not exceed the deductible then in effect on Lessor's insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Lessor to carry plate glass insurance.

        Section 9.09. Worker's Compensation Insurance. Lessee shall, at its sole expense, maintain and keep in force during the Lease Term a policy or policies of Worker's Compensation insurance or any other employee benefit insurance sufficient to comply with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements.

                                    ARTICLE X

                              DAMAGE OR DESTRUCTION

        Section 10.01. Right to Terminate on Substantial Damage or Uninsured Peril. Lessor shall have the right to terminate this Lease on ten (10) days advance written notice to Lessee if, during the Lease Term, either the Premises are substantially damaged or portions of the Project other than the Premises are damaged and the damage, or repair thereof, of such portions of the Project other than the Premises threaten the structural elements of the Premises. For the purpose of this Section, substantial damage shall mean either (i) damage that cannot be substantially repaired and restored under applicable laws within one
(1) year of the date of the occurrence, or (ii) damage the estimated cost of repairs of which exceeds twenty-five percent (25%) of the then estimated replacement cost of the Premises or (iii) damage to the Project severe enough so that Lessor's lender elects to apply the proceeds to the payment of debt secured by the Project. Lessee shall have the right to terminate this Lease if during the Lease Term the Premises are damaged and the damage cannot be substantially repaired and restored within eighteen (18) months after the date of occurrence only by giving a ten (10) days advance written notice to Lessor within ten (10) business days after receipt of Lessor's notice. The determination in good faith by Lessor of the estimated time and cost of repair of any damage and of the estimated replacement costs shall be conclusive for the purposes of this Section. Lessor shall also have the right to terminate this Lease if any portion of the Premises or portion(s) of the Project other than the Premises, is damaged by an uninsured peril unless Lessee, within ten (10) business days of receipt from Lessor, delivered with Lessor's notice of election to terminate, of an estimate of costs and expenses of repair and replacement necessitated by such damage from a California licensed contractor, agrees in writing to reimburse Lessor for the actual and reasonable costs and expenses Lessor incurs in performing such repair and replacement. Lessor's election to terminate as provided above shall be by written notice to Lessee delivered within sixty (60) days of the occurrence of such damage.

        Section 10.02. Repairs by Lessor. If Lessor is not entitled or shall not elect to terminate this Lease pursuant to Section 10.01, Lessor shall, as soon as is reasonably practicable upon receipt of insurance proceeds paid in connection with any casualty, proceed to repair or rebuild the Premises or the Project, on substantially, the same plan and design as existed immediately before such damage or destruction occurred to the extent reasonably permitted by law and will proceed expeditiously to complete such restoration, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Lessor. Lessee, and not Lessor, shall be liable for the repair and replacement of all fixtures, leasehold improvements, furnishings, merchandise, equipment and personal property with respect to the Premises, utilizing proceeds from the insurance referenced, although Lessee's duties hereunder are not limited by the amount of such proceeds in Section 9.02.

        Section 10.03. Reduction of Rent During Repairs. If the Premises are damaged by casualty and Lessor commences to repair or restore them, Lessee shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management, and the Base Rent and Additional Rent then prevailing for the period that repairs are being made shall, in the amount of rental loss insurance proceeds received by Lessor, be reduced. Lessee shall have no claim against Lessor for any business loss or other damages suffered by Lessee by reason of any such damage, destruction, repair, or restoration. Upon completion by Lessor of such repair or restoration, Lessee shall promptly refixture the Premises to the condition prior to the casualty, and shall reopen for business to the extent closed by the casualty.

        Section 10.04. Right to Terminate During Last Year of the Term. Notwithstanding anything to the contrary herein, if fifty percent (50%) or more of the Premises are damaged by casualty (not involving the negligence or intentional misconduct of Lessee, its employees, agents, contractors, invitees or visitors) during the last year of the Lease Term, Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days advance notice to the other, only if such notice is given within ten (10) days after the date on which such damage occurs.

                                   ARTICLE XI

                                      TAXES

        Section 11.01. Real Property Taxes. Lessee shall pay the real property tax, as defined in Section 11.02, applicable to the Premises, Building or Project during the Lease Term. All such payments shall be made within the later of (i) ten (10) days after delivery by Lessor of notice of the amount due, or
(ii) thirty (30) days prior to delinquency. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the Lease Term, Lessee's share of such taxes shall be equitably pro-rated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the prime rate plus two percent (2%), with the prime rate being the prime commercial lending rate then in effect at the Bank of America.

        Section 11.02. Definition of "Real Property Tax". As used in this Lease, the term "REAL PROPERTY TAX" shall include any form of real estate tax or assessment, general, special, supplemental, escaped, ordinary or extraordinary, and any license, fee, including any fee or charge related to energy usage, pollution control or reduction, vehicle usage or parking, commercial rental tax, excise tax, improvement bond or bonds (including, without limitation, Mello-Roos bonds), levy or tax (other than inheritance, personal income, corporate income, franchise or estate taxes) imposed on the Premises, Building or Project by any authority having the direct or indirect power to tax, including any improvement district thereof, as against any legal or equitable interest of Lessor in the Premises, Building or Project, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises, Building or Project and shall include any fee, license, tax or assessment whether or not foreseeable which is in addition to or in lieu of all real property taxes existing today.

        Section 11.03. Joint Assessment. If the Premises are not separately assessed, then Lessee's liability for said taxes shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed. Lessor shall determine the Lessee's Proportionate Share of such taxes in good faith; for this purpose, an allocation of such taxes based on the Lessee's Proportionate Share of Common Area expenses shall be deemed to be in good faith. Lessee shall reimburse Lessor said proportionate amount at least ten (10) days prior to the delinquency date of the real property tax.

        Section 11.04. Personal Property Taxes.

        (a) Lessee shall pay prior to delinquency all taxes, assessments, license fees, and other governmental charges assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property (including intangibles) of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

        (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

        (c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the prime rate plus two percent (2%), with the prime rate being the prime commercial lending rate then charged by the Bank of America.

                                   ARTICLE XII

                             UTILITIES AND SERVICES

        Section 12.01. Payment by Lessee. Lessee shall pay throughout the Lease Term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, and all other materials and utilities supplied to the Premises. If any such services are not separately metered to Lessee, Lessee shall pay its Proportionate Share of all charges which are jointly metered, the determination to be made by Lessor in good faith. Payment shall be made by Lessee in accordance with the payments for Common Area expenses set forth in Article VIII.

        Section 12.02. Lessor Not Liable For Service Interruptions. Lessor shall not be liable in damages or otherwise for any failure or interruption of any utility or service being furnished to the Premises, and no such failure or interruption shall entitle Lessee to terminate this Lease or shall otherwise affect Lessee's obligations under this Lease. Lessor shall be entitled to cooperate voluntarily, and Lessee agrees to cooperate, with the efforts of governmental authorities or utility suppliers in reducing energy or other resource consumption.

        Section 12.03. Lessee's Excessive Use. Lessor shall have the right to contract for all electricity supplied to the Building and to utilize the existing electrical meter at the Building for that purpose. Lessee shall cooperate with Lessor to accomplish the foregoing. If Lessee uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Lessor reserves the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance and the cost of cooling energy to the Premises in excess of that required for normal office use, shall be paid by Lessee to Lessor upon demand. Lessee shall not, without the written consent of Lessor, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, or machines using in excess of one hundred twenty (120) volts, which consumes more electricity than is usually furnished or supplied for the use of the Premises as office space, as determined by Lessor. Lessee shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Lessee shall not consume water, gas or electric current in excess of that usually furnished or supplied for the use of the Premises as office space (as determined by Lessor), without first procuring the written consent of Lessor, which Lessor may refuse, and in the event of consent, Lessor shall have the right to install a water, gas or electrical current meter in the Premises to measure the amount of water, gas or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Lessee and Lessee agrees to pay to Lessor promptly upon demand for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of such consumption. If a separate meter is not installed, the excess cost for such water, gas and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Lessor at Lessee's expense. Lessor has determined that Lessee's current electrical consumption is excessive and hereby consents to the excess electrical usage presently consumed by Lessee at the time this Lease is executed, but Lessor reserves its rights to separately meter or otherwise establish the cost of excess utilities consumption which is not otherwise paid by Lessee directly to the utility provider(s) and to bill Lessee for the cost of same and Lessee shall pay such cost within ten (10) days after Lessor delivers the bill for same, provided, that, Lessor will use commercially reasonable efforts to establish a metering or monitoring system for Lessee's electrical usage which is the least expensive alternative method which accomplishes Lessor's needs in a practical fashion.

                                  ARTICLE XIII

                            ASSIGNMENT AND SUBLETTING

        Section 13.01. Lessor's Consent Required. Except as provided in Section 13.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer, encumber, or pledge ("TRANSFER") all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent which Lessor shall not unreasonably withhold or delay. Lessee must request Lessor's consent in writing. Any attempted Transfer without such consent shall be void, and shall constitute a material breach of this Lease.

        Section 13.02. Lessee Affiliate. Upon written notice to Lessor and delivery of a copy fully executed transfer documents, Lessee may assign or sublet the Premises, or any portion thereof, without the consent of Lessor, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises (each, a "LESSEE AFFILIATE"), provided that said assignee assumes, in full, the obligations of Lessee under this Lease and any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease. Notwithstanding the foregoing, Lessee may not, and Lessee agrees that it shall not, assign or sublet the Premises, or any portion thereof, to a Lessee Affiliate if such Lessee Affiliate is insolvent, is the subject of a receivership, or is the subject of any proceeding in any U.S. Bankruptcy Court.

        Section 13.03. No Release of Lessee. Regardless of Lessor's consent, no Transfer shall release Lessee from Lessee's obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said Transferee.

        Section 13.04. Reimbursement of Fees and Costs. In the event Lessee shall request the consent of Lessor to any Transfer, or if Lessee shall request the consent of Lessor for any other act Lessee proposes to do, then, regardless of whether or not Lessor's consent is given, Lessee shall pay upon demand, Lessor's costs and reasonable architect, engineer, attorneys' or other professional or consultant fees incurred in connection therewith.

        Section 13.05. Excess Rent. None.

        Section 13.06. Information to be Provided. Lessee's written request to Lessor for consent to a Transfer shall be accompanied by (a) the name and legal composition of the proposed Transferee; (b) the nature of the proposed Transferee's business to be carried on in the Premises; (c) a signed copy of the Transfer Agreement including all of the terms and provisions of the proposed Transfer; (d) current and last three (3) years balance sheets and profit and loss statements certified to be true and correct by an owner or officer of the proposed Transferee unless Transferee is a publicly traded company; and (e) a tenancy history of the Transferee including identification of Premises, rent and current address and contact information of past landlords. Lessee shall also provide Lessor, upon demand, any financial and other reasonable information as Lessor may request concerning the proposed Transferee. Lessor's consent shall not be deemed unreasonably withheld if consent is denied because Lessor reasonably believes that the prospective Transferee may be less able than Lessee to perform the obligations of Lessee hereunder.

        Section 13.07.Recapture.

        (a) Lessor's Recapture Rights. Notwithstanding any other provision of this Article 13.07, in the event that Lessee proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect) more than fifty percent (50%) of the square footage of the Rentable Area of the Premises ("RECAPTURE SPACE") for more than either (i) three years (3), or (ii) fifty percent (50%) of the then remaining Lease Term, then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee ("RECAPTURE NOTICE") given within ten (10) business days after Lessor receives any notice of such proposed assignment or sublease or other transfer ("TRANSFER NOTICE"). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after transfer by Lessee. Assignments or subleases to Lessee's Affiliates shall not be subject to this Section 13.07 or used in the calculation of Recapture Space.

        (b) Consequences of Recapture. To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space, the then current Base Rent (immediately before Lessor's recapture) under the Lease shall be multiplied by a fraction, numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor's recapture and the denominator of which is the total square feet of the Rentable Area before Lessor's recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet within the Building, shall be reduced to reflect Lessee's proportionate share based on the square feet of the Building retained by Lessee after Lessor's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor's recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor's sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee as well as arrange separate metering of utilities.

                                   ARTICLE XIV

                               DEFAULTS; REMEDIES

        Section 14.01. Defaults. The occurrence of any one or more of the following events shall constitute a material breach and default of this Lease by
Lessee:


        (a) The abandonment of the Premises by Lessee (abandonment shall be defined to include, but is not limited to, any absence by the Lessee from the Premises for ten (10) or more consecutive days, provided that absence while Lessee is (a) actively seeking [including listing the Premises with a California licensed real estate broker active in the Sunnyvale commercial market] a sublessee or assignee or (b) in the process of altering the design or improvements within the Premises as permitted hereunder, shall not be deemed absence for purposes of such definition);

       (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written demand for payment has been made;

       (c) The failure by Lessee to cure, within five (5) days after notice of the need for cure, any failure to observe or perform any other provision of this Lease to be observed or performed by Lessee when the failure would result in or constitute, (i) nuisance, (ii) a violation of Article XVII or Section 21.12,
(iii) a failure to keep required insurance in effect, (iv) a threat of damage to the structural portions of the Building or the operation of Building systems or to the safety of the Building or the Project or its occupants or invitees, or
(v) a threat to Lessor of civil or criminal liability fine or penalty.

       (d) The failure by Lessee to observe or perform any of the provisions of this Lease to be observed or performed by Lessee, other than described in paragraphs (a), (b) or (c) above, where such failure shall continue for a period of ten (10) days after written notice thereof (which notice may be served by facsimile) from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said 10-day period and thereafter diligently prosecutes such cure to completion within a reasonable time thereafter;

        (e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto; (iii) the taking or suffering of any action by Lessee under any insolvency or bankruptcy act; (iv) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, or (v) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, provided, however, in the event that any provisions of this Section 14.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

       (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

        (g) The commission of waste at the Premises, Building or Project.


        (h) An attempted or consummated Transfer in violation of Section 13.01.


        Section 14.02. Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, cumulatively or in the alternative, by reason of such default or breach:

        (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises and reasonable attorneys' fees related thereto; (ii) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of the Lease; (iii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; (iv) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and (v) any other amount and court costs necessary to compensate Lessor for all detriment proximately caused by Lessee's default, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, costs of retaking possession of the Premises, costs of repairing, preserving, maintaining, restoring, cleaning, or altering the Premises, and the unamortized portion of brokers' fees or commissions and attorneys' fees incurred by Lessor in connection with the negotiation and execution of the Lease with Lessee.

        (b) Pursuant to California Civil Code Section 1951.4, maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

        (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the prime rate plus two percent (2%), with the prime rate being the prime commercial lending rate then charged by Bank of America.

        (d) The "worth at the time of award" of the amounts referred to in parts
(ii) and (iii) of the second sentence of paragraph (a) above shall be computed by allowing interest at the then Bank of America prime rate plus two percent (2%). The "worth at the time of award" of the amount referred to in part (iv) of the second sentence of paragraph (a) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        (e) All obligations to be performed by Lessee under this Lease shall be performed by Lessee at Lessee's expense and without any reduction of Rent. If Lessee's failure to perform an obligation continues for five (5) days after notice to Lessee, Lessor may perform the obligation on Lessee's behalf, without waiving Lessor's rights for Lessee's failure to perform any obligations under this Lease and without releasing Lessee from such obligations. Within fifteen
(15) days after receiving a statement from Lessor, Lessee shall pay to Lessor the amount of expense reasonably incurred by Lessor in performing Lessee's obligation.

        Section 14.03. Default by Lessor, Time to Assert Claim or Defense. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty
(30) days after written notice by Lessee to Lessor, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

        Section 14.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises or by any entity supplying goods or services to the Premises, Building or Project, and fines or other charges imposed by any taxing or other governmental authority. Accordingly, if any installment of Base Rent or Additional Rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within five (5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of any such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Rent or Additional Rent in any twelve (12) month period, then Base Rent (and any and all other sums payable hereunder, including Lessee's Proportionate Share of Common Area expenses and estimated payments, if any) shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding section 4.01 or any other provision of this Lease to the contrary.

        Section 14.05. Waiver of Right to Jury Trial. Lessor and Lessee waive their respective rights to trial by jury of any statute, common law, contract or tort claim, defense, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with or related to this Lease, or its negotiation or execution, the Premises, the Project, the relationship of Lessor and Lessee, or Lessee's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

        Section 14.06. Waiver of Rights of Redemption and Timelines of Rent Default Notice. Lessee hereby expressly waives any and all rights (i) of relief from forfeiture, redemption or reinstatement granted by or under any present or future law (including, without limitation, California Code of Civil Procedure Sections 1174 and 1179) in the event of Lessee's being evicted or dispossessed for any cause, or in the event of Lessor's obtaining the right to possession of the Premises, by reason of the violation by Lessee of any of the terms, covenants, conditions, provisions or agreements of this Lease, or otherwise and
(ii) to require that Lessor serve a notice of default for unpaid rent within one year after such rent becomes due, as provided in California Code of Civil Procedure Section 1161, subsection 2.

                                   ARTICLE XV

                            CONDEMNATION OF PREMISES

        Section 15.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired Term of this Lease.

        Section 15.02. Partial Condemnation. If any portion of the Premises or of the Project is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale or transfer by Lessor to a condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect, except that Lessor and Lessee each shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective right to terminate this Lease pursuant to this Section by serving written notice to the other within sixty (60) days of their receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim for value of any unexpired term of this Lease. If this Lease shall not be terminated, the rent after such partial taking shall be that percentage of the then prevailing rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, represents the square footage of the entire Premises immediately before the taking. Any sums owing hereunder which are calculated on the basis of Lessee's Proportionate Share shall also be adjusted to reflect the decreased square footage of the Premises due to the condemnation. If Lessee's continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee's expense.

        Section 15.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation and out-of-pocket costs of moving from the Premises to a new location. The balance of any condemnation award shall belong to Lessor and Lessee shall have no further right to recover from Lessor or the condemning authority for any additional claims arising out of such taking.

                                   ARTICLE XVI

                                      ENTRY

        Section 16.01.

        (a) Permitted Entry by Lessor. Lessee shall permit Lessor and its agent to enter the Premises at all reasonable times and upon twenty-four (24) hours prior notice (except in an emergency) for any of the following purposes: to inspect the Premises; to maintain the Building to make such repairs, alterations, and additions to the Premises or Building as Lessor is obligated or may elect to make; to show the Premises and post "For Lease" signs for the purposes of reletting during the last ninety (90) days of the Lease Term; to show the Premises as part of a prospective sale by Lessor or to post notices of non-responsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned.

        (b) Access to Second Floor Premises by Lessee: The portion of the Premises located on the Second Floor of the Building consists of two communication equipment closets. Lessee's access to this portion of the Premises shall be limited by compliance with the reasonable security requirements of any tenant(s) of the Second Floor through whose premises Lessee must travel to access the closets, which requirements do not materially impede such access. Requirements substantially the same as those set forth in paragraph 6.2 of that certain Amendment No. 1 and Partial Termination Agreement between ArgoSystems and General Magic, Inc. dated April 12, 1994, shall be deemed reasonable. Either party may relocate the equipment to within the Third Floor Premises at its sole cost and expense on ten (10) days notice to the other.

                                  ARTICLE XVII

                              ESTOPPEL CERTIFICATE

        Section 17.01. Delivery by Lessee.

        (a) Lessee shall within (10) days after demand from Lessor execute, acknowledge and deliver to Lessor a statement in writing, in a form provided by or satisfactory to Lessor, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed, and (iii) setting forth, such other information as is reasonable or customary for prospective purchasers or encumbrancers to request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

        (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, (iii) that not more than one month's rent has been paid in advance, and (iv) that such other information stated is true and correct. In addition, such failure shall constitute a material default following the cure period set forth in Section 14.01(c), above, by Lessee under this Lease, and upon such failure Lessor shall have all of the remedies set forth in this Lease that are available to Lessor upon Lessee's default.

                                  ARTICLE XVIII

                               LESSOR'S LIABILITY

        Section 18.01. Limitation on Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. The liability of Lessor for its obligations under this Lease is limited solely to Lessor's interest in the Project or the proceeds therefrom as the same may be encumbered from time to time, and no personal liability shall at any time be asserted or enforceable against any other assets of Lessor or against Lessor's partners, shareholders, members, directors, officers, managers, employees or agents.

                                   ARTICLE XIX

                         USE AND CONTROL OF COMMON AREA

        Section 19.01. Right of Use. Lessee and Lessee's agents and visitors shall be entitled to use the Common Area during the Lease Term, in common with Lessor and with other persons authorized by Lessor from time to time to use such area, subject to such reasonable rules and regulations relating to such use as Lessor may from time to time establish.

        Section 19.02. Lessor to Operate. Lessor shall operate, manage, equip, light, repair, clean and maintain and replace the Common Area in such manner as Lessor may in its sole discretion determine to be appropriate to keep the Common Area in first class condition, provided that Lessor will use good faith efforts to avoid material interference with Lessee's permitted use of the Premises. Lessee shall reimburse Lessor for Lessee's proportionate share of the expenses and costs therefor, pursuant to Article VIII. Lessor may temporarily close any Common Area, including parking areas, if any, for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Lessor.

        Section 19.03. Control in Lessor. Lessor shall at all times have the sole exclusive control of the Common Areas, including the automobile parking areas and driveways, entrances and exits, and the sidewalks and pedestrian passageways, and may at any time from time to time during the Lease Term restrain any use or occupancy thereof, except as authorized by the Rules and Regulations for the use of such areas established by Lessor from time to time. The rights of Lessee in and to the Common Areas shall at all times be subject to the rights of Lessor, other tenants of Lessor, and other authorized users designated by Lessor to use the same in common with Lessee, and Lessee shall keep the Common Areas free and clear of any obstructions created or permitted by Lessee or resulting from Lessee's operations. If, in the opinion of Lessor, one or more unauthorized persons are using any of the Common Areas by reason of the presence of Lessee in the Project, Lessee, upon demand of Lessor, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Lessor at any time to remove any such unauthorized person(s) from the Common Areas nor to prohibit the use of any Common Areas by unauthorized person(s).

                                   ARTICLE XX

                            EXPIRATION OR TERMINATION

        Section 20.01. Surrender of Possession. Upon expiration or any termination of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (any wear and tear which could have been avoided by first class maintenance and repair as not "ordinary"). Upon expiration or termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the expiration or termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal, storage and disposition and in making the Premises free from all dirt, litter, and debris, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify and hold Lessor harmless against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rents.

        Section 20.02. Holding Over. If Lessee, with Lessor's prior consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month, at a monthly rental equivalent to one hundred fifty percent (150%) of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder as Additional Rent shall remain in force and effect on said month to month basis.

                                   ARTICLE XXI

                               GENERAL PROVISIONS

        Section 21.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.


        Section 21.02. Interest on Past-due Obligations. In addition to any late charges, which are intended to defray Lessor's additional costs resulting from late payments, any amount due to Lessor not paid when due shall bear interest at the prime rate plus two percent (2%), with the prime being the prime commercial lending rate then in effect at Bank of America ("AGREED RATE"). Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

        Section 21.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

        Section 21.04. Monetary Obligations and Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be obligations to pay rent.

        Section 21.05. Incorporation of Prior Agreements; Amendments. This Lease, including all Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective, and any such prior agreement or understanding, whether oral or written, is superseded by this Lease agreement. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employee or agent of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the legal use and adaptability of the Premises. By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance, with the applicable zoning and permit laws, hazardous waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 21.05.

        Section 21.06. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or by a nationally recognized overnight carrier such as, Federal Express or by certified mail, return receipt requested, and if given shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address set forth in the Basic Lease Provisions. Either party may by notice to the other specify a different address for notice purposes, provided, that, for purposes of notices of default, the Premises shall constitute the notice address for Lessee, and the Premises shall constitute the Lessee's "residence" and "usual place of business" for purposes of California Code of Civil Procedure Section 1162. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Notice shall be considered effective on the earlier of (i) the date confirmed by the carrier or U.S. Post Office on which a refusal of delivery or delivery occurred, or (ii) actual receipt by the intended recipient. "Personal delivery" means delivery by hand at the address set forth in the Basic Lease Provisions to a person apparently designated to receive delivery, including a receptionist at a place of business or any person apparently 18 years of age or older at a residence.

        Section 21.07. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provisions. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

        Section 21.08. Recording. Lessee shall not record this Lease or any memorandum thereof.

        Section 21.09. Cumulative Remedies. No Lessor remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        Section 21.10. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

        Section 21.11. Binding Effect; Governing Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVIII, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by and construed in accordance with the laws of the State of California.

        Section 21.12. Subordination of Leasehold. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof; provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee and provided further, that as to any encumbrance Lessor creates after the date of the Lease, the mortgagee or beneficiary agrees to enter into a Subordination, Attornment and Non-Disturbance Agreement with Lessee. Lessee agrees to execute and deliver to Lessor, or to Lessor's designated agent, within ten (10) days after demand, a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to any present or future lender requesting the same and which is substantially in the form attached hereto as Exhibit D or contains such other or different terms which are then customary in the commercial lending industry for loans of the type being contemplated so long as the substance of the aforesaid non-disturbance provision is also present.

        Section 21.13. Attorneys' Fees.

        (a) Lessor Made Party to Litigation. If Lessor becomes a party to any litigation brought by someone other than Lessee and concerning this Lease, the Premises, or the Lessee's use or occupancy thereof, based upon any real or alleged act or omission of Lessee or its authorized agents or representative or as a result of any occurrence at the Premises (other than an action brought against Lessor based on Lessor's negligence or intentional misconduct, Lessee shall reimburse Lessor within ten (10) days after demand for reasonable attorneys' fees and court costs incurred by Lessor in the litigation.

        (b) Certain Litigation Between the Parties. If any action or proceeding in law or in equity or any arbitration proceeding is instituted by either party for damages or possession of the Premises or both, for an alleged breach of any obligation or for any matter arising under this Lease, to recover rent, to terminate the tenancy of Lessee at the Premises, or to enforce, protect, or establish any right or remedy, the prevailing party in such action or proceeding shall be entitled to recover as part of such action or proceeding its attorneys' fees, expert witness fees, and court costs as incurred, or as may be fixed by the court or jury.

        Section 21.14. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

        Section 21.15. Signs. Lessee shall not place any sign upon the Premises or the Project without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion. If Lessor consents to the erection of any signs, all signs shall comply with any sign criteria established by Lessor and the City of Sunnyvale. Lessee may use as its advertised business address the name of the Project as it appears in the Basic Lease Information. Lessee shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Lessee at the Premises, and Lessee shall not acquire any property or other right in or to any name which contains such name or any part thereof. Lessee shall not use such name after termination of this Lease, nor at any location other than the Premises. Lessor reserves the right to change the name of the Building or Project at any time. Consent to Lessee's existing signs is hereby granted to the extent such signs (i) comply with applicable law on the Commencement Date and (ii) do not utilize more than Lessee's Proportionate Share of signage permitted on the Building by the City of Sunnyvale.

        Section 21.16. Voluntary Surrender or Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

        Section 21.17. Guarantor [Intentionally Omitted]


        Section 21.18. Quiet Possession. Upon timely paying the Base Rent and additional rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term hereof subject to all of the provisions of this Lease and all recorded documents which are now or hereafter senior to this Lease.

        Section 21.19. Joint and Several Liability. If Lessee consists of more than one (1) person or entity, the obligations of each such person or entity under this Lease shall be joint and several.

        Section 21.20. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any document which Lessor requests to be signed and which is reasonably necessary or appropriate to accomplish such guaranty or recordation and to subordinate this Lease to same upon five (5) days written notice of Lessor and failure to do so shall constitute a material breach of this Lease.

        Section 21.21. [Intentionally Omitted]

        Section 21.22. Delays for Cause. Except for Lessee's obligation to pay Base Rent , Additional Rent and any other amounts of money hereunder, in any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

        Section 21.23. Relocation of Premises. If Lessor requires that portion of the Premises located on the 2nd Floor collectively with all of Lessee's equipment, improvements and property located therein (the "Second Floor Improvements") for use in conjunction with another suite or for other reasons connected with Lessor's Project planning program, upon notifying Lessee in writing, Lessor shall have the right to relocate the Second Floor Improvements to another location within the Premises, at Lessor's sole cost and expense, and the terms and conditions of the original Lease (including, without limitation, the Rentable area of the Premises and the rent to be paid for same) shall remain in full force and effect, except that a revised EXHIBIT "A" shall become part of this Lease and shall illustrate the new location of the Second Floor Improvements.

        Section 21.24. Nondiscrimination. Lessee herein covenants by and for Lessee, Lessee's heirs, executors, administrators and assigns, and all persons claiming under or through Lessee, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, ancestry, national origin, gender, sexual orientation, height, weight or physical characteristics in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall the Lessee, or any person claiming under of through Lessee, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises herein leased.

        Section 21.25. Brokers. Except for any brokers listed in the Basic Lease Information and the commission, if any, payable thereto, each party warrants and represents tot he other party that no real estate broker or agent or finder has been involved in securing this Lease and that no brokerage commissions or finders fees are or will be due or payable to any person with respect to this Lease. Each party agrees to defend, indemnify, and hold harmless the other from and against any and all claims, liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any broker or individual for commissions or fees resulting from the execution of this Lease.

        Section 21.26. Security Systems. Lessor shall not be obligated to provide or maintain any security patrol or security system. However, if Lessor elects to provide such patrol or system, the cost thereof shall be included in Common Area expenses as defined in Section 4.02, and Lessor shall not be responsible or liable for the quality of any such patrol or system which may be provided hereunder or for property damage or injury to Lessee, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

        Section 21.27. Time is of the Essence. Time is of the essence of this Lease and each of its provisions.

        Section 21.28. Modifications Required by Lessor's Lender. If any lender of Lessor or ground lessor of the Building or Project or both requires modification of this Lease that will not materially and adversely change Lessee's rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required and deliver them to Lessor within ten (10) days after the request.

        Section 21.29. Joint and Several Obligations to Lessee. If more than one individual or entity comprises Lessee, the obligations imposed on each individual or entity that comprises Lessee under this Lease shall be joint and several.

        Section 21.30. Submission of Lease. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Lessee. This document is not effective as a Lease or otherwise until executed and delivered by both Lessor and Lessee.

        Section 21.31. Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of that corporation covenants represents and warrants that:


        (a) The individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation's board of directors and in accordance with that corporation's articles of incorporation or charter and bylaws;

        (b) This Lease is binding on that corporation in accordance with its terms;

        (c) The corporation is a duly organized and legally existing corporation in good standing in the State of California;

        (d) The execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which that corporation is a party or by which that corporation may be bound;

        (e) Lessee shall, within fifteen (15) days after the date of this Lease, deliver to Lessor either (i) a copy of a resolution of Lessee's board of directors authorizing or ratifying the execution and delivery of this lease, which resolution shall be duly certified by the secretary or assistant secretary of the corporation, or (ii) other evidence reasonably satisfactory to Lessor confirming the foregoing representation; and

        (f) If Lessee fails to comply with this Section, each individual executing this Lease on behalf of the corporation shall be personally liable for all of Lessee's obligations under this Lease.

        Section 21.32. Partnership Authority. If Lessee is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that:

       (a) The individual is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect;

        (b) This Lease is binding on that partnership;


        (c) The partnership is a duly organized and legally existing partnership and has filed all certificates required by law;


        (d) The execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be bound.

        Section 21.33. Limited Liability Company Authority. If Lessee is a limited liability company, each individual executing this Lease on behalf of that company represents and warrants that:

        (a) The individual(s) executing this Lease on behalf of the company have full power and authority under the company's governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease;

        (b) The company is a limited liability company duly organized and validly existing under the laws of the State of California; and


        (c) The company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

        Section 21.34. Right to Lease. Lessor reserves the absolute right to contract with any other person or entity to be a Tenant or occupant in the Building or Project as Lessor, in Lessor's sole business judgment, determines best to promote the interests of the Building and Project. Lessee does not rely on the expectation, and Lessor does not represent, that any specific lessee or type or number of lessees will, during the Lease Term, occupy any space in the Building or Project.

        Section 21.35. Transportation Management. Lessee shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building or Project. In connection with this compliance, Lessee shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Lessor, any government transportation management organization, or other transportation-related committees or entities. This provision includes programs such as the following:

        (a) Restrictions on the number of peak-hour vehicle trips generated by Lessee;

        (b) Encouragement of increased vehicle occupancy through employer-sponsored financial or in-kind incentives;

        (c) Implementation of an in-house or area-wide ride-sharing program and appointment of an employee transportation coordinator; and

        (d) Flexible work shifts for employees.

        Section 21.36. Exhibits to Lease.

        The following list of Exhibits are hereto attached to this Lease and made a part thereof:

        Exhibit A -- Legal Description

        Exhibit B -- Rules and Regulations

        Exhibit C -- Schedule of Base Rent

        Exhibit D -- SNDA


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES. LESSEE REPRESENTS THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION AND EXECUTION OF THIS LEASE.

LESSOR:                                               LESSEE:

TARIGO-PAUL LIMITED PARTNERSHIP,               GENERAL MAGIC, INC.
A CALIFORNIA LIMITED PARTNERSHIP               A DELAWARE CORPORATION

By: /s/ Jay Paul                               By:  /s/ David H. Russian
   -------------------------------                 ----------------------------
           Jay Paul
                                                        David H. Russian
   -------------------------------                 ----------------------------
     (please type or print name)                   (please type or print name)
Its:                                           Its: VP and CFO
    ------------------------------                 ----------------------------



Date: February 19            , 2002            Date: February 19          , 2002
      -----------------------                        ---------------------

                         EXHIBIT "A" - LEGAL DESCRIPTION

                        ATTACHED TO AND FORMING A PART OF

                                TRIPLE NET LEASE

                                     BETWEEN

                   TARIGO-PAUL LIMITED PARTNERSHIP, AS LESSOR,

                                       AND

                         GENERAL MAGIC, INC., AS LESSEE

                                [TO BE INSERTED]

                       EXHIBIT "B" - RULES AND REGULATIONS

                        ATTACHED TO AND FORMING A PART OF

                                TRIPLE NET LEASE

                                     BETWEEN

                   TARIGO-PAUL LIMITED PARTNERSHIP, AS LESSOR,

                                       AND

                         GENERAL MAGIC, INC., AS LESSEE

                                    ("LEASE")

                              RULES AND REGULATIONS

        1. Subject to any different use of the exterior portion of the Premises to which Lessor consents, as provided in the Basic Lease Provisions, Lessee and Lessee's employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Building, and they shall use the same only as passageways to and from their respective work areas.

        2. Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Area of the Project shall not be covered or obstructed by the Lessee. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Lessee shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Lessee.

        3. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of Lessor, which may be withheld in Lessor's discretion. Lessor hereby consents to the existing coverings over the windows in the NOC.

        4. No boring or cutting for wires shall be allowed, except with the consent of Lessor, which consent may be withheld in Lessor's sole discretion. Lessor hereby consents to the existing boring and cutting for wires that run between floors and ceiling into the NOC as well as existing borings and wiring for telecommunications.

        5. Lessee shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

       6. If Lessee shall require extra heavy equipment, Lessee shall notify Lessor of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing, or maintaining extra heavy equipment shall be repaired at the expense of Lessee.

        7. Lessee and Lessee's officers, agents and employees shall not make nor permit nor suffer any loud, unusual or improper music or other noises on or about the Premises which emit sound from the Premises, nor interfere in any other way with other tenants at the Project or those having business with them, nor bring into or keep within the Project any animal or bird or any vehicle (other than bicycles of employees or bicycles held for sale as merchandise), except such vehicle as Lessor may from time to time permit.

        8. All freight must be moved into, within and out of the Premises only during such hours and according to such regulations as may be posted from time to time by Lessor.

        9. No aerial, satellite dish or antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Lessor. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Lessor's consent will not be unreasonably withheld or delayed. Lessee's satellite dish installations existing as of the date of this Lease are hereby consented to.

         10. All garbage, including wet garbage, refuse or trash shall be placed by the Lessee in the receptacles provided by the Lessor for that purpose and only during those times prescribed by the Lessor.

        11. Lessee shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

        12. Lessee shall observe all reasonable security rules and regulations issued by Lessor and comply with reasonable instructions and/or directions of any duly authorized security personnel for the protection of the Project and all tenants therein.

        13. Any requirements of Lessee will be considered only upon written application to Lessor at Lessor's address set forth in the Lease.

         14. No waiver of any rule or regulation by Lessor shall be effective unless expressed in writing and signed by Lessor or its authorized agent.

        15. Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Project.

        16. Lessor reserves the right at any time to change or rescind any one or more of these rules or regulations or make such other and further reasonable rules and regulations as in Lessor's judgment, may from time to time be necessary for the operation, management, safety, care and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Project. Lessor shall not be responsible to Lessee or to any other person for the non-observance or violation of the rules and regulations by any other tenant or other person. Lessee shall be deemed to have read these rules and have agreed to abide by them as a condition to its occupancy of the Premises.

        17. Lessee shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.


        18. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Lessor, and the Lease provisions, the Lease provisions shall govern and control.

                      EXHIBIT "C" -- SCHEDULE OF BASE RENT

                        ATTACHED TO AND FORMING A PART OF

                                TRIPLE NET LEASE

                                     BETWEEN

                   TARIGO-PAUL LIMITED PARTNERSHIP, AS LESSOR,

                                       AND

                         GENERAL MAGIC, INC., AS LESSEE

                                    ("LEASE")

                  SCHEDULE OF BASE RENT FOR INITIAL LEASE TERM

                                    RENTABLE        MONTHLY            ANNUAL
  BEGINNING       RENTAL RATE        SQ. FT.       BASE RENT          BASE RENT
  ---------       -----------       --------     ------------      --------------
   7/1/02          $2.100           59,293       $124,515.30       $1,494,183.60

   7/1/03          $2.163           59,293       $128,250.75       $1,539,009.00

   7/1/04          $2.228           59,293       $132,104.80       $1,585,257.60


                               EXHIBIT "D" - SNDA

                        ATTACHED TO AND FORMING A PART OF

                                TRIPLE NET LEASE

                                     BETWEEN

                   TARIGO-PAUL LIMITED PARTNERSHIP, AS LESSOR,

                                       AND

                         GENERAL MAGIC, INC., AS LESSEE

                                    ("LEASE")

                                      SNDA

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("LENDER") and (enter TENANT NAME) a (enter STATE) [limited liability company] [general partnership] [limited partnership] [ d/b/a/] with its principal place of business at____ ("TENANT").

                                    RECITALS:

        A. Lender has made or is about to make a loan (together with all advances and increases, the "LOAN") to ______, a [an] [individual] [corporation] [ limited company] [ general partnership] [ limited partnership] ("BORROWER").

        B. Borrower, as landlord, and Tenant have entered into a lease dated _______ as amended by amendments dated __(if none, enter "none") ______ (the "LEASE") which leased to Tenant [Suite No. ] [Floor] (the "LEASED SPACE") located in the Property (defined below).

        C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Santa Clara , State of California (together with all advances, increases, amendments or consolidations, the "MORTGAGE") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "ASSIGNMENT"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "RENT").

        D. The Mortgage encumbers the real property, improvements and fixtures located at (enter address) North Mary Avenue in the City of Sunnyvale , County of Santa Clara , State of California , commonly known as (project name, if any) , and described on Exhibit "A" (the "PROPERTY").

        IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

        1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

        2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender or to a bank account designated by Lender and the payments will be credited against the Rent due under the Lease.

        3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

        4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

           (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

           (b) If Lender or any other entity (a "SUCCESSOR LANDLORD") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "FORECLOSURE"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

           (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

        5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

        6. Successor Landlord will not be:

           (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

           (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

           (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

           (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

           (e) except for Tenant's termination rights in Article X (Damage and Destruction) and Article XV (Condemnation of Premises) of the Lease, bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

           (f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

           (g) Intentionally Deleted;

           (h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may


--------
(1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

        suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

           (i) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

               (i) bound by any such obligations provided for in the Lender-approved form lease;

               (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

               (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

or

           (j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

        7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

        8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

        9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

        10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

        11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

        12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

        13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

        14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of ___________, 2002.


TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, a New
York corporation

                                    By:__________________________
                                        Name: ___________________
                                        Title: __________________



Insert Name of Tenant                  ,
    --------------------- -----------------

a [an] [individual]__[corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/]
                          -

                                  By:_____________________________
                                      Name:_______________________
                                           _______________________
        Title:  ____________________       _______________________

Borrower hereby consents to this Agreement, including the provisions set forth in paragraph 2 above.

Tarigo-Paul,
a California limited partnership


By:_____________________________
Jay Paul, General Partner




                                 ACKNOWLEDGMENT

          [OBSERVE ALL STATE SPECIFIC REQUIREMENTS FOR EXECUTION OF A
              RECORDABLE DOCUMENT AND ADD STATE-APPROVED FORMS OF
                                ACKNOWLEDGEMENT]

                                    EXHIBIT A

                              Property Description


                                      -54-